                                                                    EXHIBIT 3.1

                                                         FEDERAL IDENTIFICATION
                                                                 NO. 04-2784094
/s/ Jim                                                              ----------
- --------
Examiner

reserved

/s/ PD
- ------------
Name Approved

                       The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,     Peter J. Boni,                                *President/*******
     ------------------------------------------------
and     John D. Patterson, Jr.,                       *Clerk/*******
     -------------------------------------------------
of      Bachman Information Systems, Inc.
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          (Exact name of corporation)

located at: 8 New England Executive Park, Burlington, MA 01803
            ----------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

            1 and 3
- ----------------------------------------------------------------------
     (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

July 18, 1996, by vote of:
- -------    --

9,605,763 shares of Common Stock of 12,742,120 shares outstanding,
- ---------           ------------    ----------
            (type, class & series, if any)
with respect to the amendment of Article 1;

8,468,638 shares of Common Stock of 12,742,120 shares outstanding
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            (type, class & series, if any)
with respect to the amendment of Article 3;

              shares of              of            shares outstanding.
    ---------           ------------    ----------
            (type, class & series, if any)


(1)**Being at least a majority of each type, class or series outstanding and entitled to vote thereon/or ************************************************
****************************************************************************.

                            See Continuation Sheet A


*Delete the inapplicable words.          **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

 C   []
 P   []
 M   []
R.A. []

 5
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P.C.

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To change the number of shares and the par value (if any) of any type, class or series of stock with the corporation is authorized to issue, fill in the following:

The total presently authorized is:


   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
TYPE        NUMBER OF SHARES           TYPE       NUMBER OF SHARES     PAR VALUE


Common:                                Common:    26,200,000           $0.1

Preferred:                             Preferred:  1,600,000            $1.00
                                                   (Series A - 5,000)


Change the total authorized to:


   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
TYPE        NUMBER OF SHARES           TYPE       NUMBER OF SHARES     PAR VALUE


Common:                                Common:    52,400,000           $0.1

Preferred:                             Preferred:  1,600,000            $1.00
                                                   (Series A - 5,000)

                              CONTINUATION SHEET A

Article 1 is amended as follows:

        VOTED:  To change the Company's name to Cayenne Software, Inc.


Article 3 is amended as follows:

        VOTED: To increase the number of shares of Common Stock, par value $.01 per share, that Bachman shall have the authority to issue by 26.2 million shares.
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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:_________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 18th day of July, 1996.

/s/ Peter J. Boni, *President/*****.
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/s/ John D. Paterson, *Clerk/*****.
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*Delete the inapplicable words.
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                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $26,300 having been paid, said article is deemed to have been filed with me this 18th day of July, 1996.

               Effective date:___________________________________

                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                        John D. Patterson, Jr., Esquire
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts 02109